Exhibit 99.1

Investcorp Credit Management BDC, Inc. Announces Financial Results for the Quarter Ended

June 30, 2025, and Quarterly and Supplemental Distribution

Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) (“ICMB” or the “Company”) announced its financial results today for its fiscal quarter ended June 30, 2025.

HIGHLIGHTS

•

On August 7, 2025, the Company’s Board of Directors (the “Board”) declared a distribution of $0.12 per share for the quarter ending September 30, 2025, payable in cash on October 9, 2025, to stockholders of record as of September 18, 2025, and a supplemental distribution of $0.02 per share, payable on October 9, 2025, to stockholders of record as of September 18, 2025.

•

During the quarter, ICMB made investments in one new portfolio company and four existing portfolio companies. These investments totaled $19.0 million, at cost. The weighted average yield (at origination) of debt investments made in the quarter was 9.03%.

•	ICMB fully realized its investments in three portfolio companies during the quarter, totaling $9.5 million in proceeds. The internal rate of return on these investments was 32.82%.

•	During the quarter, the Company had net advances of $2.9 million on new and existing delayed draw and revolving credit commitments to portfolio companies.

•	The weighted average yield on debt investments, at fair market value, for the quarter ended June 30, 2025, was 10.57%, compared to 10.95% for the quarter ended March 31, 2025.

•

Net asset value decreased $0.15 per share to $5.27, compared to $5.42 as of March 31, 2025. Net assets decreased by $2.1 million, or 2.71%, during the quarter ended June 30, 2025 compared to March 31, 2025.

Portfolio results, as of and for the three months ended June 30, 2025:
Total assets	$224.1mm
Investment portfolio, at fair value	$204.1mm
Net assets	$76.0mm
Weighted average yield on debt investments, at fair market value (1)	10.57%
Net asset value per share	$5.27
Portfolio activity in the current quarter:
Number of investments in new portfolio companies during the period	1
Number of portfolio companies invested in, end of period	43
Total capital invested in existing portfolio companies (2)	$19.0mm
Total proceeds from repayments, sales, and amortization (3)	$10.2mm
Net investment income before taxes (NII)	$0.8mm
Net investment income before taxes per share	$0.06
Net decrease in net assets from operations	($0.4)mm
Net decrease in net assets from operations per share	($0.03)
Distributions paid per common share	$0.12

(1)

Represents average yield on total debt investments weighted by fair market value as of June 30, 2025. The weighted average yield on total debt investments reflected above does not represent actual investment returns to the Company’s stockholders.

(2)	Includes gross advances for delayed draw and revolving credit commitments and PIK interest to existing portfolio companies.
(3)	Includes gross repayments on existing delayed draw and revolving credit commitments to portfolio companies.

Mr. Suhail A. Shaikh said “We continued to execute our strategy with discipline during the second quarter, generating stable net investment income and maintaining strong credit quality despite a mixed headline environment. Our origination activity picked up late in the quarter, reflecting the strength of our sponsor relationships and our commitment to a highly selective investment approach. As we look ahead, we are encouraged by early signs of momentum and remain focused on repositioning the portfolio for long-term value creation.”

The Company’s dividend framework provides a quarterly base dividend and may be supplemented, at the discretion of the Board, by additional dividends as determined to be available by the Company’s net investment income and performance during the quarter.

On August 7, 2025, the Board declared a distribution for the quarter ended September 30, 2025 of $0.12 per share payable on October 9, 2025, to stockholders of record as of September 18, 2025, and a supplemental distribution of $0.02 per share, payable on October 9, 2025, to stockholders of record as of September 18, 2025.

This distribution represents a 20.07% yield on the Company’s $2.79 share price as of market close on June 30, 2025. Distributions may include net investment income, capital gains and/or return of capital, however, the Company does not expect the dividend for the quarter ending June 30, 2025, to be comprised of a return of capital. The Company’s investment adviser monitors available taxable earnings, including net investment income and realized capital gains, to determine if a return of capital may occur for the year. The Company estimates the source of its distributions as required by Section 19(a) of the Investment Company Act of 1940 to determine whether payment of dividends are expected to be paid from any other source other than net investment income accrued for the current period or certain cumulative periods, but the Company will not be able to determine whether any specific distribution will be treated as taxable earnings or as a return of capital until after at the end of the taxable year.

Portfolio and Investment Activities

During the quarter, the Company made investments in one new portfolio company and four existing portfolio companies. The aggregate capital invested during the quarter totaled $19.0 million, at cost, and the debt investments were made at a weighted average yield of 9.03%.

The Company received proceeds of $10.0 million from repayments, sales and amortization during the quarter, primarily related to the realization of American Auto Auction Term Loan, 4L Technologies Term Loan, and RESA Power Equity.

During the quarter, the Company had net advances of $2.9 million on new and existing delayed draw and revolving credit commitments to portfolio companies.

The Company’s net realized, and unrealized gains and losses accounted for a decrease in the Company’s net investments of approximately $1.0 million, or $0.07 per share. The total net decrease in net assets resulting from operations for the quarter was $0.4 million, or $0.03 per share.

As of June 30, 2025, the Company’s investment portfolio consisted of investments in 43 portfolio companies, of which 79.23% were first lien investments and 20.77% were equity, warrants, and other investments. The Company’s debt portfolio consisted of 98.50% floating rate investments and 1.50% fixed rate investments.

Capital Resources

As of June 30, 2025, the Company had $17.3 million in cash, of which $14.4 million was restricted cash, and $29.5 million of unused and available capacity under its revolving credit facility with Capital One, N.A.

Subsequent Events

Subsequent to June 30, 2025 and through August 13, 2025, the Company invested a total of $0.2 million, at cost, which included investments in two existing portfolio companies. As of August 13, 2025, the Company had investments in 43 portfolio companies.

On August 7, 2025, the Board declared a distribution for the quarter ended September 30, 2025 of $0.12 per share payable on October 9, 2025 to stockholders of record as of September 18, 2025, and a supplemental distribution of $0.02 per share, payable on October 9, 2025, to stockholders of record as of September 18, 2025.

On August 7, 2025, the Board authorized a new share repurchase program of up to $5 million (the “2025 Stock Repurchase Program”) for a one-year period, effective August 7, 2025 and terminating on August 7, 2026. The 2025 Stock Repurchase Program may be suspended or discontinued at any time. Subject to these restrictions, the Company will selectively pursue opportunities to repurchase shares which are accretive to net asset value per share.

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Assets and Liabilities

	June 30, 2025 (Unaudited)	December 31, 2024
Assets
Non-controlled, non-affiliated investments, at fair value (amortized cost of $196,662,011 and $184,154,029, respectively)	$201,637,673	$188,602,029
Affiliated investments, at fair value (amortized cost of $16,374,640 and $16,351,878, respectively)	2,493,006	3,014,929

Total investments, at fair value (amortized cost of $213,036,651 and $200,505,907,respectively)	204,130,679	191,616,958
Cash	2,946,719	771,483
Cash, restricted	14,398,001	11,333,064
Principal receivable	156,298	720,855
Interest receivable	1,486,352	1,576,381
Payment-in-kind interest receivable	218,132	85,399
Long-term receivable	—	489,365
Short-term receivable	352,308	160,901
Prepaid expenses and other assets	376,077	97,324

Total Assets	$224,064,566	$206,851,730

Liabilities
Debt:
Revolving credit facility	$70,500,000	$58,500,000
2026 Notes payable	65,000,000	65,000,000
Deferred debt issuance costs	(1,061,768)	(1,369,415)
Unamortized discount	(53,333)	(88,888)

Debt, net	134,384,899	122,041,697
Payable for investments purchased	9,573,669	1,474,677
Dividend payable	—	1,728,749
Income-based incentive fees payable	383,207	501,955
Base management fees payable	779,667	769,176
Interest payable	1,856,197	1,894,921
Deferred income liability	594,913	—
Directors’ fees payable	—	81,323
Accrued expenses and other liabilities	507,790	757,102

Total Liabilities	148,080,342	129,249,600
Commitments and Contingencies (see Note 6)
Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized and 14,431,202 and 14,406,244 shares issued and outstanding, respectively)	14,431	14,406
Additional paid-in capital	203,575,908	203,505,480
Distributable earnings (loss)	(127,606,115)	(125,917,756)

Total Net Assets	75,984,224	77,602,130

Total Liabilities and Net Assets	$224,064,566	$206,851,730

Net Asset Value Per Share	$5.27	$5.39

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Investment Income:
Interest income
Non-controlled, non-affiliated investments	$3,778,683	$4,091,556	$7,266,885	$9,652,889
Non-controlled, affiliated investments	(16,912)	(16,919)	(1,934)	11,911

Total interest income	3,761,771	4,074,637	7,264,951	9,664,800
Payment in-kind interest income
Non-controlled, non-affiliated investments	342,127	747,479	762,015	1,361,244
Non-controlled, affiliated investments	(243)	20,047	21,137	39,600

Total payment-in-kind interest income	341,884	767,526	783,152	1,400,844
Dividend income
Non-controlled, non-affiliated investments	—	—	81,607	54,138
Non-controlled, affiliated investments	—	—	—	—

Total dividend income	—	—	81,607	54,138
Payment in-kind dividend income
Non-controlled, non-affiliated investments	231,057	204,298	452,742	402,421
Non-controlled, affiliated investments	—	—	—	—

Total payment-in-kind dividend income	231,057	204,298	452,742	402,421
Other fee income
Non-controlled, non-affiliated investments	210,487	72,858	331,511	215,205
Non-controlled, affiliated investments	—	—	—	—

Total other fee income	210,487	72,858	331,511	215,205

Total investment income	4,545,199	5,119,319	8,913,963	11,737,408
Expenses:
Interest expense	1,856,195	1,956,995	3,688,162	4,131,190
Base management fees	851,734	889,715	1,699,770	1,841,514
Income-based incentive fees	(118,748)	—	(118,748)	—
Professional fees	277,287	257,800	618,570	612,734
Allocation of administrative costs from Adviser	227,874	241,918	481,897	467,774
Amortization of deferred debt issuance costs	153,824	152,590	307,648	305,181
Amortization of original issue discount - 2026 Notes	17,778	17,778	35,555	35,555
Insurance expense	126,009	127,768	246,511	253,534
Directors’ fees	73,500	73,500	150,000	148,657
Custodian and administrator fees	74,000	101,236	148,237	169,267
Other expenses	243,714	118,556	283,887	497,962

Total expenses	3,783,167	3,937,856	7,541,489	8,463,368
Waiver of base management fees	(72,026)	(72,899)	(146,169)	(170,330)
Waiver of income-based incentive fees	—	—	—	—

Net expenses	3,711,141	3,864,957	7,395,320	8,293,038

Net investment income before taxes	834,058	1,254,362	1,518,643	3,444,370

Income tax expense (benefit), including excise tax expense	229,910	(54,740)	310,969	56,906

Net investment income after taxes	$604,148	$1,309,102	$1,207,674	$3,387,464

Net realized and unrealized gain/(loss) on investments:
Net realized gain (loss) from investments
Non-controlled, non-affiliated investments	$2,208,625	$(1,828,530)	$581,343	$(1,860,514)
Non-controlled, affiliated investments	—	—	—	(6,239,984)

Net realized gain (loss) from investments	2,208,625	(1,828,530)	581,343	(8,100,498)
Net change in unrealized appreciation (depreciation) in value of investments
Non-controlled, non-affiliated investments	(2,852,187)	1,221,420	527,662	2,311,028
Non-controlled, affiliated investments	(394,884)	(2,654,138)	(544,685)	2,861,600

Net change in unrealized appreciation (depreciation) on investments	(3,247,071)	(1,432,718)	(17,023)	5,172,628

Total realized gain (loss) and change in unrealized appreciation (depreciation) on investments	(1,038,446)	(3,261,248)	564,320	(2,927,870)

Net increase (decrease) in net assets resulting from operations	$(434,298)	$(1,952,146)	$1,771,994	$459,594

Basic and diluted:
Earnings per share	$(0.03)	$(0.14)	$0.12	$0.03
Weighted average shares of common stock outstanding	14,419,405	14,401,118	14,416,218	14,399,035
Distributions declared per common share	$0.12	$0.15	$0.24	$0.30

About Investcorp Credit Management BDC, Inc.

The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation, and amortization of at least $15 million. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about Investcorp Credit Management BDC, Inc., please visit www.icmbdc.com.

Forward-Looking Statements

Statements included in this press release and made on the earnings call for the quarter ended June 30, 2025, may contain “forward-looking statements,” which relate to future performance, operating results, events and/or financial condition. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Any forward-looking statements, including statements other than statements of historical facts, included in this press release or made on the earnings call are based upon current expectations, are inherently uncertain, and involve a number of assumptions and substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any such statements are likely to be affected by other unknowable future events and conditions, which the Company may or may not have considered, including, without limitation, changes in base interest rates and the effects of significant market volatility on our business, our portfolio companies, our industry and the global economy. Accordingly, such statements cannot be guarantees or assurances of any aspect of future performance or events. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors and risks. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the earnings call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-KT and Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Investcorp Credit Management BDC, Inc.

Investor Relations

Email: icmbinfo@investcorp.com

Phone: (212) 703-1154